SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2011

FORCE FUELS, INC.
---------------------------
(Exact name of registrant as specified in its charter)

NEVADA	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1503 South Coast Drive, Suite 206
Costa Mesa, California 92626
(Address of Principal Executive Offices)

(949) 783-6723
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01          Entry into a Material Definitive Agreement.

On 29 July 2011 the Company entered into an Engagement Agreement (the “Agreement”) with Hunter Wise Financial Group, LLC and Hunter Wise Securities, LLC (collectively, “Hunter Wise”). Under the Agreement Hunter Wise will provide advisory services in the areas of mergers, acquisitions, corporate development, corporate finance, and/or capital placemen transactions. Hunter Wise will serve as the exclusive advisor and placement agent, as appropriate, in connection with these transactions. Other than the Agreement there is no other material relationship between the Company and Hunter Wise or any of the affiliates of the respective parties.

The Agreement shall commence on 29 July 2011 and last for 12-months unless terminated earlier by Hunter Wise upon the occurrence of certain events adversely affecting the business of the Company. The Company will immediately issue Hunter Wise 500,000 shares of our common stock; 250,000 shares will be immediately tradeable and 250,000 will be restricted shares. For its services the Company shall further compensate Hunter Wise as follows: (i) for a merger or acquisition transaction, $200,000 plus 3% of the total consideration paid in the transaction, with the total fee to be no less than $250,000; (ii) for secured debt financing, 2% of the gross proceeds received by the Company, with the total fee to be no less than 250,000; (iii) for subordinated debt financing, 4% of the gross proceeds received by the Company and warrants (with a cashless exercise provision) equal to 4% of the gross proceeds received by the Company at a strike price equal to the fair market value price of the Company’s common stock on the date the Company receives the funds; (iv) for any equity investment in the Company, 10% of the gross proceeds received by the Company and warrants (with a cashless exercise provision) equal to 10% of the gross proceeds received by the Company at a strike price equal to the fair market value price of the Company’s common stock on the date the Company receives the funds; (v) for a public offering, 1% of the aggregate amount of the offering and warrants equal to 1% of the aggregate amount of the offering.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02          Unregistered Sales of Equity Securities

See the description of the Engagement Agreement set out in Item 1.01 above, which description is incorporated in this Item 3.02 by reference. Under the Engagement Agreement the Company will issue to Hunter Wise 500,000 shares of our common stock solely in connection with the advisory services to be rendered under the Engagement Agreement. 250,000 shares will be issued to Hunter Wise (i) under the Company’s 2010 Incentive Plan, which allows for the issuance of up to 2,500,000 shares of the Company’s Common Stock to officers, employees, directors, consultants, and advisors; and, (ii) pursuant to the Form S-8 Registration Statement which became effective with the SEC on 04 October 2010.  The remaining 250,000 shares will be issued to Hunter Wise as restricted securities and as an exempt issuance under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

The above paragraph describes certain of the material terms of the stock issuance to Hunter Wise and do not purport to be complete and are qualified in their entirety by the terms and conditions of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.                       Exhibit Description

10.1                      Engagement Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE FUELS, INC.

/S/
THOMAS C. HEMINGWAY, President,
Chief Executive Officer

Date: 03 August 2011